EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of United Fire & Casualty Company described in the following table of our report dated February 17, 2003, with respect to the consolidated financial statements and schedules of United Fire & Casualty Company included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Registration Statement
----------------------
Form       Number        Purpose
----       ------        -------
   S-8      333-42895    Pertaining to United Fire's nonqualified employee stock
                         option plan
   S-8      333-63103    Pertaining to United Fire's employee stock purchase
                         plan



                                              /s/ Ernst & Young LLP

Chicago, Illinois
March 14, 2003

                                       73